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                                                                    EXHIBIT 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                  PURSUANT TO RULE 13A-14(B) OR 15D-14(A) UNDER
                     THE SECURITIES EXCHANGE ACT OF 1934 AND
        SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

     In connection with the Annual Report of NGAS Resources, Inc. (the "Company") on Form 10-KSB (the "Report") for the year ended December 31, 2004, as filed with the Securities Exchange Commission on the date hereof under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the undersigned, Michael P. Windisch, Chief Financial Officer of the Company, certifies pursuant to Rule 13a-14(b) or 15d-14(a) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods reported therein.


/s/ Michael P. Windisch
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Michael P. Windisch
Chief Financial Officer
August 8, 2005